EXHIBIT 32
SECTION 1350 CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND
THE CHIEF FINANCIAL OFFICER
In connection with the Annual Report of The Washington Post Company (the “Company”) on Form 10-K for the fiscal year ended December 31, 2006 (the “Report”), Donald E. Graham, Chief Executive Officer (principal executive officer) of the Company, and John B. Morse, Jr., Vice President—Finance (principal financial officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Date: February 28, 2007	/s/ Donald E. Graham
Donald E. Graham,
Chief Executive Officer

Date: February 28, 2007	/s/ John B. Morse, Jr.
John B. Morse, Jr.
Vice President—Finance